EXHIBIT 99.01

Golfsmith Announces Third Quarter Fiscal 2008 Results

AUSTIN, November 6, 2008 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced financial results for the third quarter of fiscal 2008 ended September 27, 2008.

Third Quarter Highlights:

•                  Net revenues totaled $101.7 million compared with net revenues of $106.5 million for the third quarter of fiscal 2007, a 4.5% decrease. Comparable store sales decreased 4.6% and net revenues from the direct channel decreased 11.6%.

•                  Operating income totaled $3.7 million compared with $4.9 million in the third quarter of fiscal 2007.

•                  Net income totaled $2.8 million, or $0.17 per diluted share compared with net income of $4.0 million, or $0.25 per diluted share in the third quarter ended September 29, 2007.

Martin Hanaka, chairman and chief executive officer of Golfsmith commented, “We had a good start to the third quarter as we made every effort to overcome the consumer headwinds by emphasizing our selling and service culture and through the tactical use of promotions. However, sales trends slowed dramatically in September as the economic environment deteriorated and the hurricanes hit key areas of Texas and Florida. Looking ahead, we will continue to focus on expense controls and inventory management as well as carefully execute promotions.”

Year-to-Date Results

•                  Net revenues totaled $310.9 million compared with net revenues of $309.2 million for the nine-month period ended September 29, 2007.

•                  Operating income was $8.9 million compared with operating income of $8.7 million for the nine-month period ended September 29, 2007. Operating results included a $1.8 million charge, or $0.11 cents per diluted share, associated with organizational changes in the current year.

•                  Net income totaled $6.0 million, or $0.37 per diluted share, based on 16.1 million fully diluted shares outstanding. This compares with net income of $5.9 million, or $0.37 per diluted share, based on 16.0 million fully diluted shares outstanding for the nine-month period ended September 29, 2007.

There were no store openings or closings and one store relocation in the third quarter of fiscal 2008.

As of September 27, 2008, total inventory was $86.6 million as compared to $91.7 million at September 29, 2007 and average comparable store inventory remained relatively flat.

Outlook:

Based on the current volatility of the economy, it is difficult to predict sales for the fourth quarter. We will continue to aggressively manage our costs and inventory, and we will remain focused on near term execution.

Conference Call Information

The company will host a conference call today at 4:30 p.m. (Eastern Time) to discuss the third quarter Fiscal 2008 financial results. The call will be simulcast over the Internet at https://investors.golfsmith.com. A replay will be available for 30 days after the call at the aforementioned website. Telephone replays can be accessed for seven days following the call by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and entering passcode 55374070.

About Golfsmith

Golfsmith International Holdings, Inc., (NASDAQ: GOLF) is a 40-year-old specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 72 stores across the United States, through its Internet site at www.golfsmith.com and from its assortment of catalog distribution. Golfsmith offers an extensive product selection that features premier-branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the company’s products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to the Risk Factors set forth in Item 1A. Risk Factors in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

The news release issued on November 6, 2008, is furnished as Exhibit No. 99.01 to this Current Report on Form 8-K. The company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the company.

The information in this Current Report on Form 8-K, including Exhibit No. 99.01 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Golfsmith International Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Net revenues	$101,701,696	$106,526,847	$310,931,792	$309,188,103
Cost of products sold	66,768,840	68,705,865	204,154,561	200,841,230
Gross profit	34,932,856	37,820,982	106,777,231	108,346,873

Selling, general and administrative	31,094,717	32,605,293	97,598,043	97,569,728
Store pre-opening/closing expenses	150,416	271,170	259,783	2,049,566
Total operating expenses	31,245,133	32,876,463	97,857,826	99,619,294

Operating income	3,687,723	4,944,519	8,919,405	8,727,579

Interest expense	(550,826)	(799,864)	(2,287,285)	(2,716,566)
Interest income	43,626	24,140	85,871	69,666
Other income (expense), net	(5,092)	(19,219)	(3,620)	150,475

Income before income taxes	3,175,431	4,149,576	6,714,371	6,231,154

Income tax expense	(332,348)	(180,606)	(742,865)	(355,788)

Net income	$2,843,083	$3,968,970	$5,971,506	$5,875,366

Net income per share:
Basic	$0.18	$0.25	$0.38	$0.37
Diluted	$0.17	$0.25	$0.37	$0.37

Weighted average number of shares outstanding:
Basic	16,031,516	15,813,464	15,943,376	15,784,276
Diluted	16,390,243	15,844,606	16,075,039	15,953,985

Golfsmith International Holdings, Inc.

Consolidated Balance Sheets

	September 27,	December 29,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,768,539	$4,025,299
Receivables, net	1,477,980	1,600,844
Inventories	86,645,177	98,509,444
Prepaid expenses and other current assets	9,581,890	10,531,017
Total current assets	100,473,586	114,666,604

Property and equipment:
Land and buildings	22,173,502	21,719,245
Equipment, furniture and fixtures	34,230,754	37,292,454
Leasehold improvements and construction in progress	37,615,572	35,039,300
	94,019,828	94,050,999
Less: accumulated depreciation and amortization	(36,464,782)	(33,309,807)
Net property and equipment	57,555,046	60,741,192

Tradename	11,158,000	11,158,000
Trademarks	13,972,251	13,972,251
Customer database, net	1,133,069	1,416,336
Debt issuance costs, net	451,436	574,556
Other long-term assets	357,658	391,097
Total assets	$185,101,046	$202,920,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,573,186	$49,008,389
Accrued expenses and other current liabilities	15,900,006	21,165,752
Line of credit	39,455,000	50,736,236
Total current liabilities	95,928,192	120,910,377

Deferred rent	12,236,230	11,771,043
Total liabilities	108,164,422	132,681,420

Total stockholders’ equity	76,936,624	70,238,616

Total liabilities and stockholders’ equity	$185,101,046	$202,920,036